United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-1851059

(State of Incorporation or Organization)	(IRS Employer Identification No.)

110 West Front Street P.O. Box 500 Red Bank, New Jersey	07701

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered

7.25% Tangible Equity Units	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-171349
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.
     Hovnanian Enterprises, Inc. (the “Company”) is registering its 7.25% Tangible Equity Units (the “Units”) pursuant to this Form 8-A. A description of the Units is included in the sections captioned “Description of Debt Securities,” “Description of Capital Stock,” “Description of Stock Purchase Contracts and Stock Purchase Units” and “Description of Units” in the Prospectus forming a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-171349). Such descriptions are incorporated by reference herein. A description of the Units is also included in the sections captioned “Description of the Units, “Description of the Purchase Contracts,” “Description of the Amortizing Notes” and “Limitation on Beneficial Ownership of Class A Common Stock, Units and Separate Purchase Contracts” in the Company’s Prospectus Supplement dated February 3, 2011 filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Prospectus Supplement”). Such Prospectus, as supplemented by the Prospectus Supplement, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

3.1	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended July 31, 2008).
3.2.	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed December 9, 2008).
3.3	Restated By-laws of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed December 21, 2009).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended January 31, 2009).
4.2.	Certificate of Designations of the Series B Junior Preferred Stock of the Company, dated August 14, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended July 31, 2008).
4.3	Rights Agreement, dated as of August 14, 2008, between the Company and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to the Company’s Registration Statement on Form 8-A (No. 001-08551), filed August 14, 2008).
4.4	Prospectus Supplement and Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No 333-171349) (incorporated herein by reference, filed on December 22, 2010, as amended on January 26, 2011, and as supplemented).
4.5	Purchase Contract Agreement, dated as of February 9, 2011, among the Company, K. Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee, as Purchase Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed on February 15, 2011).
4.6	Form of Unit (included in Exhibit 4.5 hereof).
4.7	Form of Purchase Contract (included in Exhibit 4.5 hereof).

4.8	Form of K. Hovnanian Senior Subordinated Debt Indenture among K. Hovnanian Enterprises, Inc., the Company, as guarantor, and Wilmington Trust Company, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-171349), filed on December 22, 2010 and amended on January 26, 2011).
4.9	Amortizing Notes Supplemental Indenture, dated as of February 9, 2011, among K. Hovnanian Enterprises, Inc., the Company and the other guarantors named therein and Wilmington Trust Company, as Trustee (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed on February 15, 2011).
4.10.	Form of Amortizing Note (included in Exhibit 4.9 hereof).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 18, 2011	HOVNANIAN ENTERPRISES, INC.
	By:	/s/ Peter S. Reinhart
		Name:	Peter S. Reinhart
		Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended July 31, 2008).
3.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed December 9, 2008).
3.3	Restated By-laws of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed December 21, 2009).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended January 31, 2009).
4.2	Certificate of Designations of the Series B Junior Preferred Stock of the Company, dated August 14, 2008 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 001-08551) for the quarter ended July 31, 2008).
4.3	Rights Agreement, dated as of August 14, 2008, between the Company and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to the Company’s Registration Statement on Form 8-A (No. 001-08551), filed August 14, 2008).
4.4	Prospectus Supplement and Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No 333-171349) (incorporated herein by reference, filed on December 22, 2010, as amended on January 26, 2011, and as supplemented).
4.5	Purchase Contract Agreement, dated as of February 9, 2011, among the Company, K. Hovnanian Enterprises, Inc. and Wilmington Trust Company, as Trustee, as Purchase Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed on February 15, 2011).
4.6	Form of Unit (included in Exhibit 4.5 hereof).
4.7	Form of Purchase Contract (included in Exhibit 4.5 hereof).
4.8	Form of K. Hovnanian Senior Subordinated Debt Indenture among K. Hovnanian Enterprises, Inc., the Company, as guarantor, and Wilmington Trust Company, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-3 (Registration No. 333-171349), filed on December 22, 2010 and amended on January 26, 2011).
4.9	Amortizing Notes Supplemental Indenture, dated as of February 9, 2011, among K. Hovnanian Enterprises, Inc., the Company and the other guarantors named therein and Wilmington Trust Company, as Trustee (incorporated herein by reference to the Company’s Current Report on Form 8-K (No. 001-08551), filed on February 15, 2011).
4.10.	Form of Amortizing Note (included in Exhibit 4.9 hereof).